Exhibit 10.1

Letter Agreement (Loan Extension) entered into as of October 19, 2026

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

As of October 10, 2026 ("Effective Date")

GSD Cortlandt, LLC

1 Flowerfield

St. James, New York 11780

Attention: Gary J. Fitlin, President and Chief Executive Officer

Email: [****]

Gyrodyne, LLC

1 Flowerfield

St. James, New York 11780

Attention: Gary J. Fitlin, President and Chief Executive Officer

Email: [****]

Re:

Loan in the original principal amount of $4,950,000.00 (the "Loan") made to GSD Cortlandt, LLC, a New York limited liability company (the "Borrower") evidenced by that certain Amended, Consolidated and Restated Mortgage Note dated as of September 15, 2021 from the Borrower in favor of Signature Bank, a New York banking corporation ("Signature Bank") in the original principal amount of $4,950,000.00 (as may have been consolidated, extended, modified and restated in its entirety, the "Note") and secured by those certain mortgages which have been consolidated and modified pursuant to a Mortgage Consolidation, Modification, Security Agreement and Fixture Filing dated as of September 15, 2021 between the Borrower and Signature Bank (as may have been combined and consolidated in their entirety, the "Mortgage") encumbering the real and personal property located at 1985 Crompond Road, Cortlandt Manor, New York (the "Property") and the Limited Guaranty executed by Gyrodyne, LLC, a New York limited liability company (the "Guarantor") in favor of Signature Bank (the "Guaranty") and the Environmental Indemnity Agreement executed by the Borrower and the Guarantor in favor of Signature Bank (the "Indemnity Agreement").

Loan No.: [****]

Dear Borrower and Guarantor (the "Borrower Parties"):

SIG CRE 2023 Venture LLC (the "Lender") is the lender, holder and servicer of the Loan. Rialto Capital Advisors, LLC ("RCA") and Quantum Servicing Corp. ("Quantum") are the subservicers for the Loan (RCA and Quantum each a "Subservicer"). Subservicer is empowered to act on behalf of the Lender. The Note, Mortgage, Guaranty, Indemnity Agreement and all other documents executed by the Borrower Parties in favor of Signature Bank, together with all other documents or agreements evidencing or securing the Loan, and all amendments, modifications, restatements, extensions, consolidations, renewals or replacements thereof, shall be referred to herein as the "Loan Documents". Any capitalized term used below but not otherwise defined has the meaning described in the Note. To the extent there is any conflict between the terms of the Note or this letter agreement ("Agreement"), this Agreement shall control.

1.      Extension Term.

(a)   Pursuant to Section 14 of the Note, the Borrower has elected to extend the Maturity Date for five (5) years to October 10, 2031 and subject to the terms and conditions hereof, the Lender agrees to such extension. As per the terms of the Note, the interest rate will reset to the greater of (i) three and three quarters of one percent (3.75%) per annum, or (ii) two hundred seventy five (275) basis points in excess of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years as most recently made available by the Federal Reserve Board as of thirty (30) days prior to the first day of the Extension Period, which is calculated to be 7.28%. The amount of each monthly installment shall be recalculated as of the first (1st) day of the Extension Period based upon the adjusted interest rate on the Note, the outstanding principal amount as of the first (1st) day of the Extension Period and an amortization schedule of thirty (30) years, commencing with the payment due on November 10, 2026, is calculated to be $27,652.32.

(b)    After Lender’s receipt of the payments set forth in Section 2(a)(iii) and (iv) below, there will be due and owing on the Note, as secured by the Mortgage and any other collateral, the principal amount of $4,041,482.21, together with interest thereon and other charges evidenced thereby without offset, defense or counterclaim of any kind or nature whatsoever by the Borrower and the Guarantor.

(c)    All notices to the Lender under the Loan Documents should be sent to: Hancock JV Bidco L.L.C. and SIG CRE 2023 Venture LLC, i/c/o Rialto Capital Advisors, LLC, Rialto Capital, [****].

2.     Conditions Precedent to Extension Term and Payments due upon Execution.

(a)    As a condition precedent to the extension of the Maturity Date and the other changes described in Section 14 of the Note provided above, the Borrower agrees to pay the following amounts on or before the execution of this Agreement (the "Execution Date"):

(i)    Tax Service Fee in the amount of $200.00;

(ii)    Inspection Fee in the amount of $150.00;

(iii)    Reduction of the principal amount of the Loan in the amount of $431,411.38;

(iv)    Principal and interest due October 10, 2026 in the amount of $8,918.56

(v)    Tax escrow due October 10, 2026 in the amount of $18,476.21; and

(vi)    Legal fees for preparation of this Agreement, review of title and review of insurance certificates in the amount of $2,500.00.

(b)    Prior to and as a condition precedent to the effectiveness of this Agreement:

(i)    The Guarantor, by signing below, shall reaffirm all of its obligations under the Guaranty and the Indemnity Agreement;

(ii)    The Borrower shall deliver updated property and liability insurance certificates that name "Hancock JV Bidco L.L.C. and SIG CRE 2023 Venture LLC, i/c/o Rialto Capital Advisors, LLC, Rialto Capital, [****], Attention: Commercial Asset Management" as mortgagee, loss payee and additional insured;

(iii)    The Borrower shall provide an updated title report that evidences no material liens or judgments encumber the Property, or against the Borrower or Guarantor, since the date of the Mortgage. The Borrower shall pay title fees directly to the title company for an updated title report; and

(iv)    The Borrower and Guarantor shall deliver good standing certificates from the state of each of their states of formation.

3.     Borrower’s Representations, Warranties and Acknowledgments. The Borrower represents, warrants, acknowledges, and agrees to and with the Lender and Subservicer that:

(a)    Upon Lender’s receipt of payment of the principal paydown set forth in Section 2(a)(iii) above, all of the applicable conditions set forth in Section 14 of the Note have been satisfied;

(b)   As of the Effective Date, no event, fact, or circumstance has occurred or failed to occur which constitutes, or upon the lapse of time, or giving of notice, or both, could constitute, an Event of Default under the Loan Documents;

(c)    All of representations and warranties made by the Borrower Parties in the Loan Documents are true and correct in all material respects on and as of the Effective Date with the same force and effect as if made on and as of the date hereof;

(d)    The individual, officer, member, manager or other representative duly executing and delivering this Agreement on behalf of the Borrower has the requisite power and authority to execute and deliver this Agreement and that all action necessary to authorize the execution, delivery and performance of this Agreement has been duly taken;

(e)   The Lender is the holder of all of the Loan Documents, and each Borrower Party admits, acknowledges and agrees that each duly executed Loan Document to which it is a party is valid and fully enforceable by the Lender and that the Lender has standing to maintain an action to enforce such Loan Documents; and

(f)    The Borrower unconditionally and irrevocably authorizes the Lender to automatically debit the monthly payments due under the Note from Borrower’s account maintained at Flagstar Bank, N.A. having an account number as provided in Section 5 of the Note. Notwithstanding the foregoing, all payments made to Subservicer in connection with this Agreement will be made according to the wiring instructions attached hereto as Exhibit A.

4.     Reaffirmation. Except to the extent that the Maturity Date of the Loan is extended as provided above, and the interest rate on the Note is reset, the monthly payment installments on the Note are recalculated and the amortization schedule on the Note is adjusted as provided above, all of the terms, covenants and conditions contained in the Loan Documents shall remain in full force and effect and each Borrower Party hereby ratifies and reaffirms all of the terms thereof.

5.     Further Assurances. Each of the Borrower Parties agrees to execute and deliver to the Lender any agreements, instruments, documents, financing statements and other writings as may be reasonably requested from time to time by the Lender to perfect and to maintain the perfection of the Lender's security interest in and to the Property and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.

6.      No Waivers.

(a)    Except as specifically provided in this Agreement with respect to the extension of the Maturity Date, the Lender and Subservicer do not waive or prejudice, and hereby specifically reserve, any and all of their respective rights and remedies under the Loan Documents including, without limitation, any rights or remedies conferred on the Lender and Subservicer by reason of any default (beyond applicable grace periods) under any of the Loan Documents, whether or not such defaults occurred prior or subsequent to the execution of this Agreement.

(b)    Nothing in this Agreement shall be construed to (i) waive the Lender's right to receive any and all sums which may be or become due or payable under the Loan Documents or otherwise; (ii) waive, limit, prejudice or otherwise adversely affect any rights, remedies or powers of the Lender under the Loan Documents, by statute, at law, in equity or otherwise, all of which rights, remedies and powers are hereby expressly reserved; (iii) grant any further consents or waive any default or event of default, whether known or unknown to the Lender, Subservicer or Signature Bank, that may now exist or subsequently exist under the Loan Documents; (iv) create or constitute a waiver, modification, relinquishment or forbearance by the Lender or Subservicer of any provision of any of the Loan Documents, all of which shall remain in full force and effect according to their terms; or (v) constitute an agreement by the Lender to continue discussions with the Borrower Parties.

7.    Release and Covenant Not to Sue. The Borrower Parties, for themselves and on behalf each of their respective members, officers, directors, shareholders, partners, and managers, and all of the heirs, executors, administrators, successors and assigns of each of the foregoing (the "Releasing Parties"), hereby unconditionally and irrevocably fully waive, release, acquit, settle, and discharge any and all claims, counterclaims, liabilities, damages, defenses, demands and causes of action that any of the Releasing Parties has or may have against any of the Released Parties, related to or that may have arisen, may arise or are or become assertable as a result of events occurring in connection with the Loan, this Agreement and the other Loan Documents, including any claims, causes of action or defenses based on the negligence of the Lender or any of the other Released Parties or on any other "lender liability" theories and do hereby intend to waive, release, compromise and settle such claims and matters, whether known or unknown, whether reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether they arose collaterally, directly, derivatively or otherwise between the Releasing Parties and the Released Parties (collectively, the "Released Claims"). The Releasing Parties acknowledge that this provision has been specifically bargained for by the Lender as a material inducement to the execution of this Agreement. "Released Parties" shall mean, individually and collectively, the Lender, Signature Bank, Subservicer and/or any servicer and/or sub-servicer of the Loan and/or any other parties appointed and/or serving as servicer of the Loan (collectively, "Servicer"), any officers, directors, trustees, employees, agents, servicers, attorneys, subsidiaries, parents and affiliates of the Lender and Servicer, and each of the foregoing parties' predecessors in interest, and each and all of their respective past, present and future partners, members, managers, certificate holders, officers, directors, shareholders, employees, agents, contractors, representatives, participants and heirs and each and all of the successors and assigns of each of the foregoing. The Borrower Parties, on behalf of themselves and each and every one of the Releasing Parties, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of the Released Parties by reason of or in connection with any of the Released Claims.

8.    Governing Law. The rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York’s principles of conflicts of law). The Borrower and the Guarantor hereby irrevocably submit to the nonexclusive jurisdiction of any court within New York State sitting in New York County (and any county in New York State where any portion of the Property is situated) over any suit, action or proceeding arising out of or relating to this Agreement, and the Borrower and the Guarantor hereby agree and consent that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding brought in any such court in New York State having jurisdiction may be made by certified or registered mail, return receipt requested, directed to the Borrower and the Guarantor at the address for the Borrower first indicated above, and service so made shall be complete five (5) business days after the same shall have been so mailed.

9.     Invalid Provision to Affect No Others. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person, entity or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons, entities or circumstances.

10.   Future Negotiations. Each of the Borrower and Guarantor acknowledges and agrees that (i) the Lender has no obligation whatsoever to discuss, negotiate or to agree to any restructuring of the Loan, or any modification, amendment, restructuring or reinstatement of the Loan Documents or to forbear from exercising its rights and remedies under the Loan Documents, except as may be expressly provided in this Agreement; (ii) if there are any future discussions among the Lender or any Borrower Party concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Loan, the Loan Documents, the Property or any aspect thereof shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of the parties; and (iii) no Borrower Party shall assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this paragraph.

11.   Negotiations. Reference is made to the Pre-Negotiation Letter Agreement dated June 24, 2026 ("Pre-Negotiation Letter") executed by and among (i) RCA, on behalf of the Lender, and (ii) the Borrower Parties and, if applicable, any advisor to the Borrower Parties. Any discussions related to the relief granted in this Agreement shall be considered Negotiations as defined in the Pre-Negotiation Letter and subject to the terms thereof. This Agreement is a Final Agreement as contemplated by the Pre-Negotiation Letter the terms and conditions of which continue to be in full force and effect. No future discussions or negotiations with respect to the restructuring or refinancing of the Loan are, or will be binding on the Borrower, the Guarantor, the Lender, or the Subservicer. Such negotiations will not be asserted in any present or future litigation brought by the Borrower, the Guarantor or any related party. The Borrower Parties shall not commence, join in, prosecute or participate in any suit or other proceeding in a position that is adverse to the Lender or the Subservicer arising from any of the negotiations.

12.   New York-Specific Provision. Notwithstanding that the Note matured by its terms prior to the date this Agreement was executed (which Agreement extends the Maturity Date of the Note), the Borrower acknowledges and agrees that the time for the Lender to bring a foreclosure action or other action to enforce its rights resulting from the Borrower’s default under the Note, as amended by the terms hereof, shall run from the first to occur of (i) a subsequent Event of Default (as defined in the Mortgage) or breach of the Note or of this Agreement, and (ii) the extended Maturity Date (the "Accrual Date"), and the Borrower acknowledges and agrees that any payments made under the Note, as amended hereby, will have the effect of restarting the statute of limitations from the date each such payment is made, and agrees that should a court of competent jurisdiction determine that the statute of limitations started at an earlier date, notwithstanding the foregoing, the Borrower agrees that the statute of limitations is tolled from the date of this Agreement until the Accrual Date.

13.  Oral Communications and Modifications. No oral communication from or on behalf of the Lender by any party shall constitute an agreement, commitment or evidence of any assurance or intention of the Lender with respect to any aspect of the Loan and that the Borrower Parties may not rely on any such oral communication. Any agreement, commitment, assurance or intention of the Lender with respect to any aspect of the Loan shall be effective only if in writing duly executed and delivered by or on behalf of the Lender. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Except as modified by this Agreement, the Loan Documents shall remain unmodified and in full force and effect. Upon execution and delivery of this Agreement by all of the parties, this Agreement shall become one of the Loan Documents.

14.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart.

15.  Electronic Execution. Documents executed, scanned (in .PDF or similar reprographic format), and/or executed (and, as appropriate, witnessed and/or notarized) electronically using electronic signature software (e.g., DocuSign or similar software), or similar methods (each a method of "Electronic Execution") and transmitted electronically shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such Electronic Execution having the same legal and binding effect as original signatures. The parties agree that this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act (E-Sign Act), Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act (UETA) and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties the same as if it were physically executed and the Borrower Parties consent to the use of any third party electronic signature capture service providers as may be chosen by the Lender.

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[SIGNATURE PAGE FOLLOWS]

ACCEPTED AND AGREED TO AS
OF THE 19TH DAY OF OCTOBER, 2026

Very truly yours,

SIG CRE 2023 VENTURE LLC, a Delaware limited liability company

By: Hancock JV Bidco L.L.C., a Delaware limited liability company, its Manager

By: Hancock Servicer L.L.C, a Delaware limited liability company, as Servicer

By: Rialto Capital Advisors, LLC, a Delaware limited liability company, as Subservicer

By:            /s/Jonathan Horowitz
Name:       Jonathan Horowitz
Title:         Authorized Signatory

LENDER SIGNATURE PAGE TO AGREEMENT

ACCEPTED AND AGREED TO AS
OF THE 19TH DAY OF OCTOBER, 2026

BORROWER:

GSD CORTLANDT, LLC,

a New York limited liability company

By: /s/ Gary J. Fitlin

Name: Gary J. Fitlin

Title:   President and Chief Executive Officer

By execution of this Agreement in the space provided below, Guarantor hereby consents to this Agreement and reaffirms its continuing liability under the Guaranty and the Indemnity Agreement and all security agreements, guarantees, documents, instruments and agreements to which such Guarantor is a party, executed pursuant thereto or in connection therewith and securing all obligations of the Borrower under the Note as extended and amended hereby, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by Guarantor).

GUARANTOR:

GYRODYNE, LLC,

a New York limited liability company

By: /s/ Gary J. Fitlin

Name: Gary J. Fitlin

Title:   President and Chief Executive Officer

EXHIBIT A

Wiring Instructions

[****]